UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV 89052

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2014, Spectrum Pharmaceuticals, Inc. (the “Company”) and 11500 South Eastern Avenue, LLC, a Delaware limited liability company (the “Landlord”) entered into a lease agreement (the “Lease”) with respect to approximately 11,507 square feet of space in Suites 220, 240 and 270 located at the Company’s current corporate headquarters, 11500 South Eastern Avenue, Henderson, Nevada 89052 (the “Building”). The term of the Lease commences May 1, 2014 and expires April 30, 2019. The Lease will replace the Company’s existing sublease with Del Webb Corporation for approximately 10,027 square feet of space in Suites 200, 220 and 240 in the Building, which sublease expires on April 30, 2014.

Upon commencement of the Lease, the Company shall be obligated to make monthly rent payments to the Landlord in the amounts set forth below:

Months Following the Rent Commencement Date	Monthly
Months 1 - 4	$	Abated
Months 5 - 12		$21,287.95
Months 13 - 24		$21,863.30
Months 25 - 36		$22,438.65
Months 37 - 48		$23,589.35
Months 49 - 60		$24,164.70

As part of the Lease, the Company is entitled to a tenant improvement allowance of $72,720 to be used for typical tenant improvements yet to be determined by the Company. The allowance must be used within 18 months from the date of the Lease.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2014	SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer